Exhibit 99.1

Motorola Solutions Completes Acquisition of Avigilon

Acquisition adds video surveillance and analytics platform to Motorola Solutions’ portfolio

CHICAGO – March 28, 2018 – Motorola Solutions (NYSE: MSI) today announced it has completed the acquisition of Avigilon, a leader in advanced video surveillance and analytics.

Avigilon designs, develops and manufactures advanced security surveillance solutions, including video analytics, network video management software and hardware, surveillance cameras and access control solutions used by commercial and government customers. Avigilon holds more than 750 U.S. and international patents and manufactures its products in the U.S. and Canada.

The acquisition brings advanced video surveillance and analytics to Motorola Solutions’ public safety, government and commercial customers.

Headquartered in Vancouver, British Columbia, Avigilon will operate as a separate unit of Motorola Solutions, with James Henderson, president and chief operating officer for Avigilon, reporting to Jack Molloy, executive vice president, worldwide sales and services for Motorola Solutions.

Motorola Solutions has acquired all of Avigilon’s issued and outstanding shares for CAD$27.00 per share. The enterprise value of the transaction is approximately US$1.0 billion.

For more information on the strategic rationale of the transaction see the investor presentation.

About Motorola Solutions

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

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Motorola Solutions Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results or events discussed in these statements to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ ability to integrate the products and services into its portfolio and offer to customers. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions 2016 Annual Report on Form 10-K on page 37 in Item 1A of Motorola Solutions’

Quarterly Report on 10Q for the quarter ended July 1, 2017, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com/investor, could cause Motorola Solutions’ actual results or events discussed in these statements to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to the future results of operations of Avigilon Corporation and Motorola Solutions’ ability to successfully integrate and operate Avigilon Corporation. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Media Contacts

Kathy Van Buskirk

For Motorola Solutions

+1 720-771-7651

Kathy.vanbuskirk@motorolasolutions.com

Investor Contact

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

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